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                                                                    EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated August 31, 2000, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) which appears in the Annual Report on Form 10-K of Franklin Telecommunications Corp. and subsidiaries for the year ended June 30, 2000.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
September 28, 2000